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                                                               Exhibit 23.4









INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of FM 1993A Corp., CRC-I Limited Partnership, CRC-II Limited Partnership on Form S-11 (Form S-3 as to Foodmaker, Inc.) of our report dated March 22, 1994, on Family Restaurants, Inc., (formerly The Restaurant Enterprises Group, Inc.), included in Foodmaker, Inc.'s Current Report on Form 8-K/A dated January 27, 1994.

DELOITTE & TOUCHE

Costa Mesa, California
May 2, 1994